Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:
Mel Stephens
(248) 447-1624

Media:

Andrea Puchalsky

(248) 447-1651

Lear Reports Improved Fourth-Quarter and Full-Year 2007 Results and Updates 2008 Financial Outlook

SOUTHFIELD, Mich., January 31, 2008 -- Lear Corporation [NYSE: LEA], one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronic products, today reported improved financial results for the fourth quarter and full year 2007 compared with year-ago levels and updated its financial outlook for 2008.

Fourth-Quarter and Full-Year 2007 Highlights:

▪	Net sales in core businesses up 6% in Q4 and 5% for FY vs. year ago
▪	Core operating earnings up 11% in Q4 and 34% for FY vs. year ago
▪	Free cash flow of $434 million for full year – best since 2003
▪	Continued to diversify sales – about 60% of revenue outside of N.A. in Q4
▪	Aggressive actions taken to improve cost structure since 2005
▪	ProTec™ PluS named finalist in 2008 Automotive News PACE Awards

For the fourth quarter of 2007, Lear reported net sales of $3.9 billion and pretax income of $45.1 million, including restructuring costs and other special items of $94.9 million. This compares with net sales of $4.3 billion and a pretax loss of $635.9 million for the fourth quarter of 2006, including a loss of $607.3 million related to the divestiture of the Interior business and restructuring costs and other special items of $91.8 million.

Income before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings) was $178.6 million in the fourth quarter of 2007. This compares with core operating earnings of $161.1 million in the fourth quarter of 2006, excluding the divested Interior business. A reconciliation of core operating earnings to pretax income (loss) as determined by generally accepted accounting principles is provided in the supplemental data pages.

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“We have been successful in restructuring our operations to achieve improved financial results at lower production levels,” said Lear Chairman, CEO and President Bob Rossiter. “We remain committed to continuously improving the fundamentals of our business – quality, customer satisfaction, innovation and cost structure. Going forward, the Lear team is focused on profitably growing and further improving the long-term competitiveness of our seating and electrical and electronic businesses.”

For the fourth quarter of 2007, net sales in Lear’s core businesses were up over $200 million from the prior year, primarily reflecting favorable foreign exchange and the addition of new business outside of North America, offset in part by unfavorable platform mix in North America. Operating performance improved from the year-earlier results, reflecting the Company’s cost improvement actions and restructuring initiative, as well as benefits from new business outside of North America.

In the seating segment, operating margins were unchanged from a year ago, reflecting favorable cost performance from restructuring and ongoing efficiency actions, selective vertical integration and the benefit of new business globally, offset by unfavorable platform mix in North America. In the electrical and electronic segment, operating margins improved slightly reflecting the favorable impact of net commodity costs.

Lear reported fourth-quarter 2007 net income of $27.0 million, or $0.34 per share, including restructuring costs and other special items. This compares with a net loss of $645.0 million, or $8.90 per share, including restructuring costs and other special items, for the fourth quarter of 2006.

Free cash flow in the fourth quarter of 2007 was $170.9 million, compared with $254.4 million in the fourth quarter of 2006. The lower cash flow reflects primarily the timing of engineering and tooling recoveries. (Net cash provided by operating activities was $157.4 million and $179.2 million in the fourth quarters of 2007 and 2006, respectively. A reconciliation of free cash flow to net cash provided by operating activities is provided in the supplemental data pages.)

Also during the fourth quarter, Lear’s ProTec™ PluS self-aligning active head restraint system was selected as a finalist and Lear’s SoyFoam™ received honorable mention in the 14th annual PACE (Premier Automotive Suppliers’ Contribution to Excellence) Award competition, which is jointly presented by Automotive News, Microsoft, SAP and Transportation Research Center Inc.

2007 Full-Year Results

For the full year 2007, Lear reported net sales of $16.0 billion and pretax income of $331.4 million, including restructuring costs and other special items of $204.9 million. This compares with net sales of $17.8 billion and a pretax loss of

$655.5 million, including restructuring costs and other special items of $770.2 million, for the full year 2006.

Full-year 2007 net sales in core businesses were $15.3 billion, up about $700 million from 2006, reflecting the addition of new business primarily outside of North America and favorable foreign exchange, offset by lower industry production and unfavorable platform mix in North America.

Excluding the divested Interior business, income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) was $748.5 million in 2007, compared with $557.8 million in 2006. The improvement reflects favorable cost performance from restructuring and ongoing efficiency actions, selective vertical integration and the benefit of new business, partially offset by lower industry production and unfavorable platform mix in North America. A reconciliation of core operating earnings to pretax income (loss) as determined by generally accepted accounting principles is provided in the supplemental data pages.

“We have seen promising results from our strategy to restructure our global operations, deliver superior quality products and service, encourage innovation and continue to diversify our sales on a customer, regional and vehicle segment basis,” Rossiter continued.

Lear reported net income of $241.5 million, or $3.09 per share, including restructuring costs and other special items, for the full-year 2007. This compares with a net loss of $707.5 million, or $10.31 per share, including special items, for the full-year 2006. Lear’s 2007 net income excluding restructuring costs and other special items (adjusted net income) was $409.6 million, or $5.24 per share. A reconciliation of adjusted net income to net income as determined by generally accepted accounting principles is provided in the supplemental data pages.

Free cash flow in 2007 was $433.6 million. This compares with free cash flow of $115.7 million in 2006. The improvement reflects higher earnings and the divestiture of the Interior business. (Net cash provided by operating activities was $466.9 million and $285.3 million in 2007 and 2006, respectively. A reconciliation of free cash flow to net cash provided by operating activities is provided in the supplemental data pages.)

Lear continued to diversify its sales, with about 60% of revenue in the fourth quarter and 55% of revenue in the full year generated outside of North America. Lear also continued to improve its business structure by implementing $386 million in global restructuring actions since 2005.

2008 Full-Year Outlook

Summarized below is our 2008 financial outlook. Lear expects 2008 worldwide net sales of approximately $15 billion, reflecting primarily the addition of new business globally and the positive impact of foreign exchange, more than offset by lower vehicle production and unfavorable platform mix in North America.

Lear anticipates 2008 income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) of $660 to $700 million. Restructuring costs in 2008 are estimated to be about $100 million.

Interest expense for 2008 is estimated to be between $185 and $195 million. Pretax income before restructuring costs and other special items is estimated to be in the range of $430 to $470 million. Tax expense is expected to be approximately $135 million, depending on the mix of earnings by country.

Capital spending in 2008 is estimated in the range of $255 to $275 million. Depreciation and amortization expense is estimated at about $300 million. Free cash flow is expected to be solidly positive, at $250 million or more, for the year.

Key assumptions underlying Lear’s financial outlook include expectations for industry vehicle production of approximately 14.4 million units in North America and 20.1 million units in Europe. Lear expects production for the Domestic Three to be down about 9% in North America. In addition, we are assuming an exchange rate of $1.45/Euro.

Lear will webcast its fourth-quarter earnings conference call through the Investor Relations link at http://www.lear.com at 9:00 a.m. EST. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-706-679-3323 (international). The audio replay will be available two hours following the call at 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and will be available until February 10, 2008, with a Conference I.D. of 27464814. Interested parties may also listen to the live audio webcast of the call, in listen-only mode, on the corporate website at http://www.lear.com.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the Company has provided information regarding “income before interest, other (income) expense, income taxes, restructuring costs and other special items, excluding the divested Interior business” (core operating earnings), “pretax income before restructuring costs and other special items”, “net income excluding restructuring costs and other special items” (adjusted net income) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, state and local non-income taxes, foreign exchange gains and losses, fees associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items and adjusted net income are useful measures in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the supplemental data pages which, together with this press release, have been posted on the Company’s website through the Investor Relations link at http://www.lear.com. Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, changes in the Company’s current vehicle production estimates, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate any increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2008 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s largest suppliers of automotive seating systems, electrical distribution systems and electronics products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of more than 90,000 employees at 236 facilities in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

Lear Corporation and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended

	December 31,	December 31,
	2007	2006

Net sales	$3,859.0	$4,280.5

Cost of sales	3,626.3	4,042.9
Selling, general and administrative expenses	146.1	152.8
Divestiture of Interior business	2.9	607.3
Interest expense	48.9	52.3
Other (income) expense, net	(10.3)	61.1

Income (loss) before income taxes	45.1	(635.9)
Income tax provision	18.1	9.1

Net income (loss)	$27.0	$(645.0)

Basic net income (loss) per share	$0.35	$(8.90)

Diluted net income (loss) per share	$0.34	$(8.90)

Weighted average number of shares outstanding
Basic	77.2	72.5

Diluted	78.3	72.5

Lear Corporation and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

	Twelve Months Ended

	December 31,	December 31,
	2007	2006

Net sales	$15,995.0	$17,838.9

Cost of sales	14,846.5	16,911.2
Selling, general and administrative expenses	574.7	646.7
Goodwill impairment charge	—	2.9
Divestiture of Interior business	10.7	636.0
Interest expense	199.2	209.8
Other expense, net	32.5	87.8

Income (loss) before income taxes and
cumulative effect of a change in accounting principle	331.4	(655.5)
Income tax provision	89.9	54.9

Income (loss) before cumulative effect of a change in accounting principle	241.5	(710.4)

Cumulative effect of a change in accounting principle	—	2.9

Net income (loss)	$241.5	$(707.5)

Basic net income (loss) per share
Income (loss) before cumulative effect of a change in accounting principle	$3.14	$(10.35)
Cumulative effect of a change in accounting principle	—	0.04

Basic net income (loss) per share	$3.14	$(10.31)

Diluted net income (loss) per share
Income (loss) before cumulative effect of a change in accounting principle	$3.09	$(10.35)
Cumulative effect of a change in accounting principle	—	0.04

Diluted net income (loss) per share	$3.09	$(10.31)

Weighted average number of shares outstanding
Basic	76.8	68.6

Diluted	78.2	68.6

Lear Corporation and Subsidiaries

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2007	2006

ASSETS
Current:
Cash and cash equivalents	$601.3	$502.7
Accounts receivable	2,147.6	2,006.9
Inventories	605.5	581.5
Current assets of business held for sale	—	427.8
Other	363.6	371.4

	3,718.0	3,890.3

Long-Term:
PP&E, net	1,392.7	1,471.7
Goodwill, net	2,054.0	1,996.7
Other	635.7	491.8

	4,082.4	3,960.2

Total Assets	$7,800.4	$7,850.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Short-term borrowings	$13.9	$39.3
Accounts payable and drafts	2,263.8	2,317.4
Accrued liabilities	1,230.1	1,099.3
Current liabilities of business held for sale	—	405.7
Current portion of long-term debt	96.1	25.6

	3,603.9	3,887.3

Long-Term:
Long-term debt	2,344.6	2,434.5
Long-term liabilities of business held for sale	—	48.5
Other	761.2	878.2

	3,105.8	3,361.2

Stockholders’ Equity	1,090.7	602.0

Total Liabilities and Stockholders’ Equity	$7,800.4	$7,850.5

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Three Months Ended

	December 31,	December 31,
	2007	2006

Net Sales
North America	$1,566.4	$2,240.1
Europe	1,781.0	1,591.8
Rest of World	511.6	448.6

Total	$3,859.0	$4,280.5

Net Sales - Core Businesses
North America	$1,566.4	$1,673.0
Europe	1,781.0	1,530.1
Rest of World	511.6	439.4

Total	$3,859.0	$3,642.5

Content Per Vehicle*
North America	$431	$621
North America - core businesses	$431	$463
Europe	$355	$333
Europe - core businesses	$355	$320

Free Cash Flow**
Net cash provided by operating activities	$157.4	$179.2
Net change in sold accounts receivable	101.6	154.3

Net cash provided by operating activities before
net change in sold accounts receivable	259.0	333.5
Capital expenditures	(88.1)	(79.1)

Free cash flow	$170.9	$254.4

Depreciation and Amortization	$76.0	$92.8

Core Operating Earnings**
Pretax income (loss)	$45.1	$(635.9)
Interest expense	48.9	52.3
Other (income) expense, net	(10.3)	14.1	***
Restructuring costs and other special items -
Divestiture of Interior business	2.9	607.3
Fixed asset impairment charges related to Interior business	—	0.8
Costs related to restructuring actions	93.9	42.5
Costs related to merger transaction	(1.9)	—
Loss on extinguishment of debt	—	48.5
Less: Interior business	—	31.5

Core operating earnings	$178.6	$161.1

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***	Reported 2006 other expense, net of $61.1 million includes losses of $47.0 million related to restructuring costs and other special items detailed above.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Twelve Months Ended

	December 31,	December 31,
	2007	2006

Net Sales
North America	$7,260.4	$9,840.9
Europe	6,895.1	6,426.2
Rest of World	1,839.5	1,571.8

Total	$15,995.0	$17,838.9

Net Sales — Core Businesses
North America	$6,648.4	$7,297.3
Europe	6,827.1	5,785.7
Rest of World	1,830.6	1,538.7

Total	$15,306.1	$14,621.7

Content Per Vehicle *
North America	$484	$645
North America — core businesses	$443	$478
Europe	$344	$338
Europe — core businesses	$341	$304

Free Cash Flow **
Net cash provided by operating activities	$466.9	$285.3
Net change in sold accounts receivable	168.9	178.0

Net cash provided by operating activities before
net change in sold accounts receivable	635.8	463.3
Capital expenditures	(202.2)	(347.6)

Free cash flow	$433.6	$115.7

Depreciation and Amortization	$296.9	$392.2

Basic Shares Outstanding at end of year	77,189,965	76,251,990

Diluted Shares Outstanding at end of year ***	78,159,822	76,251,990

*	Content Per Vehicle for 2006 has been updated to reflect actual production levels.

**	See “Non-GAAP Financial Information” included in this press release.

***

Calculated using stock price at end of quarter. Excludes certain shares related to outstanding convertible debt, as well as certain options, restricted stock units, performance units and stock appreciation rights, all of which were antidilutive.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share data)

	Twelve Months Ended

	December 31,		December 31,
	2007		2006

Core Operating Earnings *
Pretax income (loss)	$331.4		$(655.5)
Interest expense	199.2		209.8
Other expense, net	28.6	**	72.1	**
Restructuring costs and other special items -
Costs related to divestiture of Interior business	20.7		636.0
Fixed asset impairment charges related to Interior business	—		10.0
Goodwill impairment charge related to Interior business	—		2.9
Costs related to restructuring actions	181.8		99.7
U.S. salaried pension plan curtailment gain	(36.4)		—
Costs related to merger transaction	34.9		—
Loss on extinguishment of debt	—		48.5
(Gain) loss on joint venture transactions	3.9		(26.9)
Less: Interior business	(15.6)		161.2

Core operating earnings	$748.5		$557.8

Net Income excluding Restructuring Costs and
Other Special Items *
Net income (loss)	$241.5		$(707.5)
Cumulative effect of a change in accounting principle	—		(2.9)
Restructuring costs and other special items -
Costs related to divestiture of Interior business	20.7		636.0
Fixed asset impairment charges related to Interior business	—		10.0
Goodwill impairment charge related to Interior business	—		2.9
Costs related to restructuring actions	181.8		99.7
U.S. salaried pension plan curtailment gain	(36.4)		—
Costs related to merger transaction	34.9		—
Loss on extinguishment of debt	—		48.5
(Gain) loss on joint venture transactions	3.9		(26.9)
Tax impact of special items and other net tax adjustments ***	(36.8)		(51.2)

Adjusted net income	$409.6		$8.6

Net income (loss) per share	$3.09		$(10.31)

Adjusted net income per share	$5.24		$0.12

*	See “Non-GAAP Financial Information” included in this press release.
**

Reported 2007 and 2006 other expense, net of $32.5 million and $87.8 million, respectively, include losses of $3.9 million and $15.7 million, respectively, related to restructuring costs and other special items detailed above.

***

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.